Exhibit 5.1

January 8, 2020

Flushing Financial Corporation

220 RXR Plaza

Uniondale, NY 11556

Re:	Flushing Financial Corporation – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Flushing Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-4 (Commission File No. 333-235411) filed on December 9, 2019 by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and Pre-Effective Amendment No. 1 thereto to be filed by the Company with the Commission on the date hereof (collectively, the “Registration Statement”). The Registration Statement relates to the registration under the Act of 2,571,884 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) to be issued in connection with the merger of Lighthouse Acquisition Co., Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), with and into Empire Bancorp, Inc. (“Empire”), with Empire continuing as the surviving corporation and wholly owned subsidiary of the Company (the “First Step Merger”), pursuant to the Agreement and Plan of Merger, dated as of October 24, 2019, by and among Empire, Merger Sub and the Company, as amended (the “Merger Agreement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations of the Act.

In rendering this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement, (iii) a copy of the Certificate of Incorporation of the Company, as amended, certified as of a recent date by the Secretary of State of the State of Delaware to be a true and correct copy thereof, (iv) a copy of the Amended and Restated Bylaws of the Company, (v) the resolutions adopted by the Board of Directors of the Company relating to the

Flushing Financial Corporation

approval of the Merger Agreement, the authorization of the Shares, and the filing of the Registration Statement and related matters, (vi) a copy of a certificate of the Secretary of State of the State of Delaware certifying as of a recent date as to the good standing of the Company under the laws of the State of Delaware, (vii) a specimen certificate representing the Common Stock, and (viii) such other documents, corporate records and instruments as we have deemed necessary or relevant. In addition, we have examined such matters of law, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth below. As to matters of fact, we have examined and relied upon the statements of the Company contained in the representations and warranties of the Company in made in the Merger Agreement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than the Company, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

In rendering the opinions set forth below, we do not express any opinion concerning any law other than the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws that are currently in effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when the Registration Statement has been declared effective under the Act, the First Step Merger is consummated, and the Shares are issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinions set forth above are limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

Flushing Financial Corporation

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the proxy statement/prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Arnold & Porter Kate Scholer LLP